Exhibit 3.2

COMPANY NUMBER: 7876075

COMPANIES ACT 2006

A PRIVATE COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

Aon Global Limited

(formerly, Achai Limited)

(adopted by special resolution passed on 15 December 2011)

PART 1

INTERPRETATION AND LIMITATION OF LIABILITY

1.             MODEL ARTICLES

1.1           The regulations in the relevant model articles do not apply to the company.

2.             DEFINED TERMS

2.1           In the articles, unless the context requires otherwise:

“alternate” or “alternate director” means a person appointed pursuant to article 24;

“appointor” has the meaning given in article 24;

“articles” means these articles of association, as altered from time to time by special resolution;

“bankruptcy” includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy;

“chairman” has the meaning given in article 16;

“chairman of the meeting” has the meaning given in article 59;

“Companies Acts” means the Companies Acts (as defined in section 2 of the Companies Act 2006), in so far as they apply to the company;

“director” means a director of the company, and includes any person occupying the position of director, by whatever name called and the directors means the directors or any of them acting as the board of directors of the company;

“distribution recipient” has the meaning given in article 51;

“document” includes, unless otherwise specified, any document sent or supplied in electronic form;

“electronic form” has the meaning given in section 1168 of the Companies Act 2006;

“fully paid” in relation to a share, means that the nominal value and any premium to be paid to the company in respect of that share have been paid to the company;

“hard copy form” has the meaning given in section 1168 of the Companies Act 2006;

“holder” in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

“instrument” means a document in hard copy form;

“ordinary resolution” has the meaning given in section 282 of the Companies Act 2006;

“paid” means paid or credited as paid;

“participate”, in relation to a directors’ meeting, has the meaning given in article 14;

“proxy notice” has the meaning given in article 65;

“shareholder” means a person who is the holder of a share;

“shares” means shares in the company;

“seal” means the common seal of the company and includes any official seal kept by the company by virtue of section 49 or 50 of the Companies Act 2006;

“secretary” means the secretary of the company (if any) or any other person appointed to perform the duties of the secretary of the company, including a joint, assistant or deputy secretary;

“special resolution” has the meaning given in section 283 of the Companies Act 2006;

“subsidiary” has the meaning given in section 1159 of the Companies Act 2006;

“transmittee” means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law; and

“writing” means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise.

3.             CONSTRUCTION

3.1           Unless the context otherwise requires, words or expressions contained in these articles and not defined in article 2 bear the same meaning as in the Companies Act 2006 as in force on the date when these articles become binding on the company.

3.2           Powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them.

3.3           The word directors in the context of the exercise of any power contained in these articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional directors, manager or agent of the company to which or, as the case may be, to whom the power in question has been delegated.

3.4           No power of delegation shall be limited by the existence or, except where the terms of delegation expressly provide, the exercise of that or any other power of delegation.

3.5           Except where the terms of delegation expressly provide, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these articles or under another delegation of the power.

4.             LIABILITY OF MEMBERS

4.1           The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

PART 2

DIRECTORS

DIRECTORS’ POWERS AND RESPONSIBILITIES

5.             DIRECTORS’ GENERAL AUTHORITY

5.1           Subject to the articles, the directors are responsible for the management of the company’s business, for which purpose they may exercise all the powers of the company.  The powers given by this article shall not be limited by any special power given to the directors by the articles.

6.             SHAREHOLDERS’ RESERVE POWER

6.1           The shareholders may, by special resolution, direct the directors to take, or refrain from taking, specified action.

6.2           No such special resolution and no alteration of the articles invalidates anything which the directors have done before the passing of the resolution or such alteration.

7.             DIRECTORS MAY DELEGATE

7.1           Subject to the articles, the directors may delegate any of the powers which are conferred on them under the articles:

(a)           to such person or committee;

(b)           by such means (including by power of attorney);

(c)           to such an extent;

(d)           in relation to such matters or territories; and

(e)           on such terms and conditions;

as they think fit.

7.2           Any such delegation may authorise further delegation of the directors’ powers by any person to whom they are delegated.

7.3           The directors may revoke any delegation in whole or part, or alter its terms and conditions.

8.             COMMITTEES

8.1           Committees to which the directors delegate any of their powers must follow procedures which are based as far as they are applicable on those provisions of the articles which govern the taking of decisions by directors.

8.2           The directors may make rules of procedure for all or any committees, which prevail over rules derived from the articles if they are not consistent with them.

9.             SECRETARY

9.1           The directors may decide from time to time whether the company should have a secretary and, if they so decide, the secretary shall be appointed by the directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.  In these articles references to the secretary shall be construed accordingly.

10.          CHANGE OF COMPANY’S NAME

10.1         The company’s name may be changed by decision of the directors.

DECISION-MAKING BY DIRECTORS

11.          DIRECTORS TO TAKE DECISIONS COLLECTIVELY

11.1         The general rule about decision-making by directors is that any decision of the directors must be either a majority decision at a meeting or a decision taken in accordance with article 12.

11.2         If:

(a)                                  the company only has one director, and

(b)                                 no provision of the articles requires it to have more than one director,

the general rule does not apply, and the director may take decisions without regard to any of the provisions of the articles relating to directors’ decision-making.

12.          UNANIMOUS DECISIONS

12.1         A decision of the directors is taken in accordance with this article when all eligible directors indicate to each other by any means that they share a common view on a matter.

12.2         Such a decision may take the form of a resolution in writing, at least one copy of which has been signed by each eligible director or to which each eligible director has otherwise indicated agreement in writing.

12.3         References in this article to eligible directors are to directors who would have been entitled to vote on the matter had it been proposed as a resolution at a directors’ meeting but excluding any director whose vote is not to be counted in respect of the matter in question.

12.4         A decision may not be taken in accordance with this article if the eligible directors would not have formed a quorum at such a meeting.

13.          CALLING A DIRECTORS’ MEETING

13.1         Any director may call a directors’ meeting by giving notice of the meeting to the directors or by authorising the secretary to give such notice.

13.2         Notice of any directors’ meeting must indicate—

(a)                                  its proposed date and time;

(b)                                 where it is to take place; and

(c)                                  if it is anticipated that directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting.

13.3         Notice of a directors’ meeting must be given to each director, but need not be in writing.

13.4         Notice of a directors’ meeting need not be given to directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the company at any time. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

14.          PARTICIPATION IN DIRECTORS’ MEETINGS

14.1         Subject to the articles, directors participate in a directors’ meeting, or part of a directors’ meeting, when:

(a)                                  the meeting has been called and takes place in accordance with the articles, and

(b)                                 they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

14.2         In determining whether directors are participating in a directors’ meeting, it is irrelevant where any director is or how they communicate with each other.

14.3         If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

15.          QUORUM FOR DIRECTORS’ MEETINGS

15.1         At a directors’ meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting.

15.2         The quorum for directors’ meetings may be fixed from time to time by a decision of the directors, but it must never be less than two.  Any director who ceases to be a director at a directors’ meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the directors’ meeting if no director objects.

15.3         If the total number of directors for the time being is less than the quorum required, the directors must not take any decision other than a decision:

(a)                                  to appoint further directors, or

(b)                                 to call a general meeting so as to enable the shareholders to appoint further directors.

15.4         Any director who ceases to be a director at a directors’ meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the directors’ meeting if no director objects.

16.          CHAIRING OF DIRECTORS’ MEETINGS

16.1         The directors may appoint a director to chair their meetings.

16.2         The person so appointed for the time being is known as the chairman.

16.3         The directors may terminate the chairman’s appointment at any time.

16.4         If the chairman is not participating in a directors’ meeting within ten minutes of the time at which it was to start, the participating directors may appoint one of themselves to chair it.

17.          VOTING AT DIRECTORS’ MEETINGS

17.1         Subject to the articles, each director taking a decision has one vote.

17.2         A director who is also an alternate director has an additional vote on behalf of each appointor who —

(a)                                  is not participating in the taking a the decision, and

(b)                                 would have been entitled to vote if they were participating.

18.          CASTING VOTE

18.1         If the numbers of votes for and against a directors’ decision are equal (ignoring any votes which in accordance with the Companies Act 2006 are not to be counted), the chairman or other director chairing the meeting has a casting vote.

18.2         But this does not apply if, in accordance with the articles, the chairman or other director is not to be counted as participating in the decision-making process for quorum or voting purposes.

19.          DIRECTOR’S POWER TO PARTICIPATE IN DECISION WHEN INTERESTED IN CONTRACT

19.1         Without prejudice to the director’s disclosure obligations under the Companies Act 2006 and these articles, a director may:

(a)           vote at any meeting of the directors or of a committee of the directors on any resolution and be counted in the quorum present at a meeting in relation to any resolution, or

(b)           participate in any decision taken in accordance with article 12,

concerning a transaction or arrangement with the company or in which the company is interested, or concerning any other matter in which the company is interested, notwithstanding that the director is interested in that transaction, arrangement or matter or has a duty which conflicts or may conflict with the interests of the company in relation to it.

20.          RECORDS OF DECISIONS TO BE KEPT

20.1         The directors must ensure that the company keeps a record, in writing, for at least 10 years from the date of the decision recorded, of every unanimous or majority decision taken by the directors.

21.          DIRECTORS’ DISCRETION TO MAKE FURTHER RULES

21.1         Subject to the articles, the directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to directors.

APPOINTMENT OF DIRECTORS

22.          METHODS OF APPOINTING AND REMOVING DIRECTORS

22.1         Aon Corporation (a company incorporated in the State of Delaware) may at any time and from time to time appoint any person who is willing to act to be a director, either to fill a vacancy or as an additional director, and remove any director from office.

22.2         Any appointment or removal of a director under article 22.1 shall be by notice in writing to the company executed by or on behalf of each appointing holder and shall take effect in accordance with the terms of the notice.  Such notice shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the company for that purpose, or, in default of such specification, to the office.  The notice may consist of several hard copies or several electronic copies, each executed by or on behalf of one or more of the appointing holders, or a combination of both.

22.3         Any person who is willing to act as a director, and is permitted by law to do so, may also be appointed to be a director—

(a)                                  by ordinary resolution, or

(b)                                 by a decision of the directors.

23.          TERMINATION OF DIRECTOR’S APPOINTMENT

23.1         A person ceases to be a director as soon as:

(a)                                  that person ceases to be a director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law;

(b)                                 a bankruptcy order is made against that person;

(c)                                  a composition is made with that person’s creditors generally in satisfaction of that person’s debts;

(d)                                a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)                                  by reason of that person’s mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)                                    notification is received by the company from the director that the director is resigning from office, and such resignation has taken effect in accordance with its terms;

(g)                                 that person has been absent for more than six consecutive months without permission of the directors from meetings of the directors held during that period and that person’s alternate director (if any) has not attended in that person’s place during that period and the directors resolve that that person’s office be vacated;

(h)                                 that person is removed in accordance with article 22.1; or

(i)                                     that person receives notice signed by not less than three quarters of the other directors stating that that person should cease to be a director. In calculating the number of directors who are required to give such notice to the director:

(i)     an alternate director appointed by the director acting in his capacity as such shall be excluded; and

(ii)    a director and any alternate director appointed by that director and acting in his capacity as such shall constitute a single director for this purpose, so that notice by either shall be sufficient.

ALTERNATE DIRECTORS

24.          APPOINTMENT AND REMOVAL OF ALTERNATES

24.1         Any director (the “appointor”) may appoint another director or any other person as an alternate, to:

(a)                                  exercise that director’s powers, and

(b)                                 carry out that director’s responsibilities,

in relation to the taking of decisions by the directors in the absence of the alternate’s appointor.  A director or any other person may be appointed as an alternate to represent more than one director.

24.2         Any appointment or removal of an alternate must be effected by notice in writing to the company signed by the appointor, or in any other manner approved by the directors.

24.3         The notice must identify the proposed alternate.

24.4         An alternate cannot appoint an alternate.

25.          RIGHTS AND RESPONSIBILITIES OF ALTERNATE DIRECTORS

25.1         An alternate director has the same rights, in relation to any directors’ meeting or any decision taken in accordance with article 12, as the alternate’s appointor.

25.2         Except as the articles specify otherwise, alternate directors:

(a)                                  are deemed for all purposes to be directors;

(b)                                 are liable for their own acts and omissions;

(c)                                  are subject to the same restrictions as their appointors; and

(d)                                 are not deemed to be agents of or for their appointors.

25.3         A person who is an alternate director but not a director:

(a)                                  may be counted as participating for the purposes of determining whether a quorum is participating (but only if that person’s appointor for whom the alternate is participating is not participating), and

(b)                                 may participate in a unanimous decision in accordance with article 12 (but only if that person’s appointor for whom the alternate is participating is an eligible director in relation to that decision and is not participating).

25.4         No alternate may be counted as more than one director for such purposes.

25.5         An alternate director is not entitled to receive any remuneration from the company for serving as an alternate director except such part of the alternate’s appointor’s remuneration as the appointor may direct by notice in writing to the company.

25.6         An alternate director may be repaid by the company such expenses as might properly have been repaid to that person if he or she had been a director.

25.7         An alternate director shall be entitled to be indemnified by the company to the same extent as if he or she were a director.

26.          TERMINATION OF ALTERNATE DIRECTORSHIP

26.1         An alternate director’s appointment as an alternate terminates:

(a)                                  in accordance with the terms of a notice in writing from the alternate’s appointor to the company revoking the appointment and specifying when it is to terminate;

(b)                                 on the occurrence of any event in relation to the alternate which, if it occurred in relation to the alternate’s appointor, would result in the termination of the appointor’s appointment as a director;

(c)                                  on the death of the alternate’s appointor;

(d)                                 when the alternate’s appointor’s appointment as a director terminates; or

(e)                                  if the alternate resigns by notice in writing to the company.

REMUNERATION AND EXPENSES

27.          DIRECTORS’ REMUNERATION

27.1         Directors may undertake any services for the company that the directors decide.

27.2         Directors are entitled to such remuneration as the directors determine:

(a)                                  for their services to the company as directors, and

(b)                                 for any other service which they undertake for the company.

27.3         Subject to the articles, a director’s remuneration may:

(a)                                  take any form, and

(b)                                 include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that director.

27.4         Unless the directors decide otherwise, directors’ remuneration accrues from day to day.

27.5         The directors may provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any director who has held but no longer holds any executive office or employment with the company or with any body corporate which is or has been a subsidiary of the company or a predecessor in business of the company or of any such subsidiary, and for any member of that director’s family (including a spouse or civil partner and a former spouse or civil partner) or any person who is or was dependent on that director, and may (before or after ceasing to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

27.6         Without prejudice to the generality of this article 27, no director or former director shall be accountable to the company or the members for any benefit provided pursuant to this article 27 or article 73.1.  The receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.

28.          DIRECTORS’ EXPENSES

28.1         The company may pay any reasonable expenses which the directors properly incur in connection with their attendance at:

(a)                                  meetings of directors or committees of directors,

(b)                                 general meetings, or

(c)                                  separate meetings of the holders of any class of shares or of debentures of the company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the company.

CONFLICTS OF INTEREST

29.          AUTHORISATION UNDER S175 OF THE COMPANIES ACT 2006

29.1         For the purposes of section 175 of the Companies Act 2006, the directors may authorise any matter proposed to them in accordance with these articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the company.  Any such authorisation will be effective only if:

(a)                                  any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)                                 the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

29.2         The directors may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions they expressly impose but such authorisation is otherwise given to the fullest extent permitted.  The directors may vary or terminate any such authorisation at any time.

29.3         For the purposes of the articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

30.          DIRECTOR MAY CONTRACT WITH THE COMPANY AND HOLD OTHER OFFICES ETC

30.1         Provided that a director has disclosed to the directors the nature and extent of their interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Companies Act 2006 apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)                                  may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise (directly or indirectly) interested;

(b)                                 may act by himself or his firm in a professional capacity for the company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)                                  may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)                 in which the company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)              which is the parent undertaking of the company or a subsidiary undertaking of any parent undertaking of the company; or

(iii)           with which he has such a relationship at the request or direction of the company or any parent undertaking of the company or a subsidiary undertaking of any parent undertaking of the company.

31.          REMUNERATION, BENEFITS ETC.

31.1         A director shall not, by reason of his office, be accountable to the company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)                                  the acceptance, entry into or existence of which has been approved by the directors pursuant to article 29.1 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)                                 which he is permitted to hold or enter into by virtue of 30.1(a), 30.1(b) or 30.1(c),

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Companies Act 2006.

32.          NOTIFICATION OF INTERESTS

32.1         Any disclosure required by article 30 may be made at a meeting of the directors, by notice in writing or by general notice or otherwise in accordance with section 177 of the Companies Act 2006.

33.          DUTY OF CONFIDENTIALITY TO ANOTHER PERSON

33.1         A director shall be under no duty to the company with respect to any information which he obtains or has obtained otherwise than as a director of the company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this article applies only if the existence of that relationship has been approved by the directors pursuant to article 30.  In particular, the director shall not be in breach of the general duties he owes to the company by virtue of sections 171 to 177 of the Companies Act 2006 because he fails:

(a)                                  to disclose any such information to the directors or to any director or other officer or employee of the company; and/or

(b)                                 to use or apply any such information in performing his duties as a director of the company.

34.          CONSEQUENCES OF AUTHORISATION

34.1         Where the existence of a director’s relationship with another person has been approved by the directors pursuant to article 30 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties owed to the company by virtue of sections 171 to 177 of the Companies Act 2006 because he:

(a)                                  absents himself from meetings of the directors at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)                                 makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

35.          WITHOUT PREJUDICE TO EQUITABLE PRINCIPLES OR RULE OF LAW

35.1         The provisions of articles 33 and 34 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)                                  disclosing information, in circumstances where disclosure would otherwise be required under these articles; or

(b)                                 attending meetings or discussions or receiving documents and information as referred to in article 34, in circumstances where such attendance or receiving such documents and information would otherwise be required under these articles.

PART 3

SHARES AND DISTRIBUTIONS

SHARES

36.          ALL SHARES TO BE FULLY PAID UP

36.1         No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the company in consideration for its issue.

36.2         This does not apply to shares taken on the formation of the company by the subscribers to the company’s memorandum.

37.          DIRECTORS’ ALLOTMENT POWERS

37.1         Subject to the provisions of the Companies Act 2006 and to any resolution of the company in general meeting passed pursuant to those provisions:

(a)                                  all shares for the time being in the capital of the company (whether forming part of the original or any increased share capital) shall be at the disposal of the directors; and

(b)                                 the directors may allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as they think fit.

38.          SECTION 561 EXCLUSION

38.1         The pre-emption provisions in section 561 of the Companies Act 2006 and the provisions of sub-sections 562(1) to 562(5) inclusive of the Companies Act 2006 shall not apply to any allotment of the company’s equity securities.

39.          POWERS TO ISSUE DIFFERENT CLASSES OF SHARES

39.1         Subject to the articles, but without prejudice to the rights attached to any existing shares, the company may issue further classes of shares with such rights or restrictions as may be determined by ordinary resolution or, subject to and in default of such determination, as the directors shall determine. In particular, and without limitation, the company may issue the following classes of share carrying the following rights:

(i)    Class A Ordinary Shares: With or without voting rights. All shares with voting rights rank equally for voting purposes.  Each share ranks equally for any dividend declared. Each share ranks equally for any distribution made on a winding up. Redeemable.

(ii)   Class B Ordinary Shares: With or without voting rights. All shares with voting rights rank equally for voting purposes.  Each share ranks equally for any dividend declared. Each share ranks equally for any distribution made on a winding up. Not redeemable.

39.2         Subject to the provisions of the Companies Act 2006, the company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the company or the holder, and the directors may determine the terms, conditions and manner of redemption of any such shares.

39.3         The provisions of section 284 of the Companies Act 2006 (votes: general rules) do not apply where the rights and restrictions attaching to a class of shares make other provision for voting.  The provisions of section 310 of the Companies Act 2006 (persons entitled to receive notice of meetings) do not apply where the rights and restrictions attaching to a class of shares make other provision for entitlement to receive notice.

40.          PAYMENT OF COMMISSIONS ON SUBSCRIPTION FOR SHARES

40.1         The company may pay any person a commission in consideration for that person:

(a)                                  subscribing, or agreeing to subscribe, for shares, or

(b)                                 procuring, or agreeing to procure, subscriptions for shares.

40.2         Any such commission may be paid:

(a)                                  in cash, or in fully paid shares or other securities, or partly in one way and partly in the other, and

(b)                                 in respect of a conditional or an absolute subscription.

41.          NEW SHARES SUBJECT TO THE ARTICLES

41.1         All shares created by increase of the company’s share capital, by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be:

(a)                                  subject to all the provisions of the articles, including without limitation provisions relating to transfer and transmission; and

(b)                                 unclassified, unless otherwise provided by the articles, by the resolution creating the shares or by the terms of allotment of the shares.

42.          PROCEDURE FOR DISPOSING OF FRACTIONS OF SHARES

42.1         This article applies where:

(a)                                  there has been a consolidation or division of shares, and

(b)                                 as a result, members are entitled to fractions of shares.

42.2         The directors may:

(a)                                 sell the shares representing the fractions to any person including the company for the best price reasonably obtainable;

(b)                                 authorise any person to execute an instrument of transfer of the shares to the purchaser or a person nominated by the purchaser; and

(c)                                  distribute the net proceeds of sale in due proportion among the holders of the shares.

42.3         Where any holder’s entitlement to part of the proceeds of sale amounts to less than a minimum figure determined by the directors, that member’s part may be distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland.

42.4         The person to whom the shares are transferred is not obliged to ensure that any purchase money is received by the person entitled to the relevant fractions.

42.5         The transferee’s title to the shares is not affected by any irregularity in, or invalidity of, the process leading to their sale.

43.          COMPANY NOT BOUND BY LESS THAN ABSOLUTE INTERESTS

43.1         Except as required by law, no person is to be recognised by the company as holding any share upon any trust, and except as otherwise required by law or the articles, the company is not in any way to be bound by or recognise any interest in a share other than the holder’s absolute ownership of it and all the rights attaching to it.

44.          SHARE CERTIFICATES

44.1         The company may issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds.

44.2         Every certificate must specify:

(a)                                  in respect of how many shares, of what class, it is issued;

(b)                                 the nominal value of those shares;

(c)                                  that the shares are fully paid; and

(d)                                 any distinguishing numbers assigned to them.

44.3         No certificate may be issued in respect of shares of more than one class.

44.4         If more than one person holds a share, only one certificate need be issued in respect of it.

44.5         Certificates must:

(a)                                  have the seal affixed to them, or

(b)                                 be otherwise executed in accordance with the Companies Acts.

45.          REPLACEMENT SHARE CERTIFICATES

45.1         If a certificate issued in respect of a shareholder’s shares is:

(a)                                  damaged or defaced, or

(b)                                 said to be lost, stolen or destroyed,

that shareholder is entitled to be issued with a replacement certificate in respect of the same shares.

45.2         A shareholder exercising the right to be issued with such a replacement certificate:

(a)                                  may at the same time exercise the right to be issued with a single certificate or separate certificates;

(b)                                 must return the certificate which is to be replaced to the company if it is damaged or defaced; and

(c)                                  must comply with such conditions as to evidence, indemnity and the payment of a reasonable fee as the directors decide.

46.          SHARE TRANSFERS

46.1         Shares may be transferred by means of an instrument of transfer in any usual form or any other form approved by the directors, which is executed by or on behalf of the transferor.

46.2         No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share.

46.3         The company may retain any instrument of transfer which is registered.

46.4         The transferor remains the holder of a share until the transferee’s name is entered in the register of members as holder of it.

46.5         The directors may, in their absolute discretion, refuse to register the transfer of a share to any person, and if they do so, the instrument of transfer must be returned to the transferee with the notice of refusal unless they suspect that the proposed transfer may be fraudulent.

47.          TRANSMISSION OF SHARES

47.1         If title to a share passes to a transmittee, the company may only recognise the transmittee as having any title to that share.

47.2         A transmittee who produces such evidence of entitlement to shares as the directors may properly require:

(a)                                  may, subject to the articles, choose either to become the holder of those shares or to have them transferred to another person, and

(b)                                 subject to the articles, and pending any transfer of the shares to another person, has the same rights as the holder from whom the transmittee derived such entitlement had.

47.3         But transmittees do not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which they are entitled, by reason of the holder’s death or bankruptcy or otherwise, unless they become the holders of those shares.

48.          EXERCISE OF TRANSMITTEES’ RIGHTS

48.1         Transmittees who wish to become the holders of shares to which they have become entitled must notify the company in writing of that wish.

48.2         If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in respect of it.

48.3         Any transfer made or executed under this article is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred.

49.          TRANSMITTEES BOUND BY PRIOR NOTICES

49.1         If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee’s name has been entered in the register of members.

DIVIDENDS AND OTHER DISTRIBUTIONS

50.          PROCEDURE FOR DECLARING DIVIDENDS

50.1         The company may by ordinary resolution declare dividends, and the directors may decide to pay interim dividends.

50.2         A dividend must not be declared unless the directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the directors.

50.3         No dividend may be declared or paid unless it is in accordance with shareholders’ respective rights.

50.4         Unless the shareholders’ resolution to declare or directors’ decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder’s holding of shares of the class in respect of which the dividend is paid on the date of the resolution or decision to declare or pay it.

50.5         Notwithstanding any other provision of these articles, the company or the directors may fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

50.6         If the company’s share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

50.7         The directors may pay at intervals any dividend payable at a fixed rate if it appears to them that the profits available for distribution justify the payment.

50.8         If the directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on shares with deferred or non-preferred rights.

50.9         If any share is issued on terms providing that it ranks for dividend as from a particular date, that share ranks for dividend accordingly.

51.          PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS

51.1         Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means:

(a)                                  transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide;

(b)                                 sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide;

(c)                                  sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; or

(d)                                 any other means of payment as the directors agree with the distribution recipient either in writing or as the directors may otherwise decide.

51.2         In the articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable:

(a)                                  the holder of the share; or

(b)                                 if the share has two or more joint holders, whichever of them is named first in the register of members; or

(c)                                  if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee.

52.          NO INTEREST ON DISTRIBUTIONS

52.1         The company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by:

(a)                                  the terms on which the share was issued, or

(b)                                 the provisions of another agreement between the holder of that share and the company.

53.          UNCLAIMED DISTRIBUTIONS

53.1         All dividends or other sums which are:

(a)                                  payable in respect of shares, and

(b)                                unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the directors for the benefit of the company until claimed.

53.2         The payment of any such dividend or other sum into a separate account does not make the company a trustee in respect of it.

53.3         If:

(a)                                  twelve years have passed from the date on which a dividend or other sum became due for payment, and

(b)                                 the distribution recipient has not claimed it,

the distribution recipient is no longer entitled to that dividend or other sum and it ceases to remain owing by the company.

54.          NON-CASH DISTRIBUTIONS

54.1         Subject to the terms of issue of the share in question, the company may, by ordinary resolution on the recommendation of the directors, decide to pay all or part of a dividend or other distribution payable in respect of a share by transferring non-cash assets of equivalent value (including, without limitation, shares or other securities in any company).

54.2         For the purposes of paying a non-cash distribution, the directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

(a)                                  fixing the value of any assets;

(b)                                 paying cash to any distribution recipient on the basis of that value in order to adjust the rights of recipients; and

(c)                                  vesting any assets in trustees.

55.          WAIVER OF DISTRIBUTIONS

55.1         Distribution recipients may waive their entitlement to a dividend or other distribution payable in respect of a share by giving the company notice in writing to that effect, but if:

(a)                                  the share has more than one holder, or

(b)                                 more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

CAPITALISATION OF PROFITS

56.          AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS

56.1         Subject to the articles, the directors may, if they are so authorised by an ordinary resolution:

(a)                                  decide to capitalise any profits of the company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the company’s share premium account or capital redemption reserve; and

(b)                                 appropriate any sum which they so decide to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (the “persons entitled”) and in the same proportions.

56.2         Capitalised sums must be applied:

(a)                                  on behalf of the persons entitled, and

(b)                                 in the same proportions as a dividend would have been distributed to them.

56.3         Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct.

56.4         A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the company which are then allotted credited as fully paid to the persons entitled or as they may direct.

56.5         Subject to the articles the directors may:

(a)                                  apply capitalised sums in accordance with article 56.3 and article 56.4 partly in one way and partly in another;

(b)                                 make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this article (including the issuing of fractional certificates or the making of cash payments); and

(c)                                  authorise any person to enter into an agreement with the company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this article.

PART 4

DECISION-MAKING BY SHAREHOLDERS

ORGANISATION OF GENERAL MEETINGS

57.          ATTENDANCE AND SPEAKING AT GENERAL MEETINGS

57.1                           A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting.

57.2                           A person is able to exercise the right to vote at a general meeting when:

(a)                                  that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

(b)                                 that person’s vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

57.3         The directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

57.4         In determining attendance at a general meeting, it is immaterial whether any two or more members attending it are in the same place as each other.

57.5         Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them.

58.          QUORUM FOR GENERAL MEETINGS

58.1         No business other than the appointment of the chairman of the meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum.

59.          CHAIRING GENERAL MEETINGS

59.1         If the directors have appointed a chairman, the chairman shall chair general meetings if present and willing to do so.

59.2         If the directors have not appointed a chairman, or if the chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start:

(a)                                  the directors present, or

(b)                                 (if no directors are present), the meeting,

must appoint a director or shareholder or a proxy to chair the meeting, and the appointment of the chairman of the meeting must be the first business of the meeting.

59.3         The person chairing a meeting in accordance with this article is referred to as “the chairman of the meeting”.

60.          ATTENDANCE AND SPEAKING BY DIRECTORS AND NON-SHAREHOLDERS

60.1         Directors may attend and speak at general meetings, whether or not they are shareholders.

60.2         The chairman of the meeting may permit other persons who are not:

(a)                                  shareholders of the company, or

(b)                                 otherwise entitled to exercise the rights of shareholders in relation to general meetings,

to attend and speak at a general meeting.

61.          ADJOURNMENT

61.1         If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the chairman of the meeting must adjourn it.

61.2         The chairman of the meeting may adjourn a general meeting at which a quorum is present if:

(a)                                  the meeting consents to an adjournment, or

(b)                                 it appears to the chairman of the meeting that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner.

61.3         The chairman of the meeting must adjourn a general meeting if directed to do so by the meeting.

61.4         When adjourning a general meeting, the chairman of the meeting must:

(a)                                  either specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the directors, and

(b)                                 have regard to any directions as to the time and place of any adjournment which have been given by the meeting.

61.5         If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the company must give at least 7 clear days’ notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given):

(a)                                  to the same persons to whom notice of the company’s general meetings is required to be given, and

(b)                                 containing the same information which such notice is required to contain.

61.6         No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

VOTING AT GENERAL MEETINGS

62.          VOTING: GENERAL

62.1         A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the articles.

63.          ERRORS AND DISPUTES

63.1         No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

63.2         Any such objection must be referred to the chairman of the meeting, whose decision is final.

64.          POLL VOTES

64.1         A poll on a resolution may be demanded:

(a)                                  in advance of the general meeting where it is to be put to the vote, or

(b)                                 at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared.

64.2         A poll may be demanded by:

(a)                                  the chairman of the meeting;

(b)                                 the directors;

(c)                                  two or more persons having the right to vote on the resolution; or

(d)                                 a person or persons representing not less than one tenth of the total voting rights of all the shareholders having the right to vote on the resolution.

64.3         A demand for a poll may be withdrawn if:

(a)                                  the poll has not yet been taken, and

(b)                                 the chairman of the meeting consents to the withdrawal.

64.4         Polls must be taken in such manner as the chairman of the meeting directs.

65.          CONTENT OF PROXY NOTICES

65.1         Proxies may only validly be appointed by a notice in writing (a “proxy notice”) which:

(a)                                  shall be in any usual form or in any other form which the directors may approve; and

(b)                                 is delivered to the company in accordance with the articles and any instructions contained in the notice of the general meeting to which they relate.

65.2         The company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

65.3         Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions.

65.4         Unless a proxy notice indicates otherwise, it must be treated as:

(a)                                  allowing the person appointed under it as a proxy discretion as to how to vote on any ancillary or procedural resolutions put to the meeting, and

(b)                                 appointing that person as a proxy in relation to any adjournment of the general meeting to which it relates as well as the meeting itself.

66.          DELIVERY OF PROXY NOTICES

66.1         A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the company by or on behalf of that person.

66.2         An appointment under a proxy notice may be revoked by delivering to the company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given.

66.3         A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates.

66.4         If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor’s behalf.

67.          CLASS MEETINGS

67.1         The provisions of the articles relating to general meetings apply, with any necessary modifications, to meetings of the holders of any class of shares.

PART 5

ADMINISTRATIVE ARRANGEMENTS

68.          MEANS OF COMMUNICATION TO BE USED

68.1         Subject to the articles, anything sent or supplied by or to the company under the articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of the Companies Act 2006 to be sent or supplied by or to the company.

68.2         Subject to the articles, any notice or document to be sent or supplied to a director in connection with the taking of decisions by directors may also be sent or supplied by the means by which that director has asked to be sent or supplied with such notices or documents for the time being.

68.3         A member present, either in person or by proxy, at any meeting of the company or of the holders of any class of shares in the capital of the company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

69.          COMPANY SEALS

69.1         The seal may only be used by the authority of the directors.

69.2         The directors may decide by what means and in what form the seal is to be used.

69.3         Unless otherwise decided by the directors, if the company has a seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature.

69.4         For the purposes of this article, an authorised person is—

(a)                                  any director of the company;

(b)                                the secretary; or

(c)                                  any person authorised by the directors for the purpose of signing documents to which the seal is applied.

69.5         If the company has an official seal for use abroad, it may only be affixed to a document if its use on that document, or documents of a class to which it belongs, has been authorised by a decision of the directors.

70.          DESTRUCTION OF DOCUMENTS

70.1         The company is entitled to destroy:

(a)                                  all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entries are made in the register of members, from six years after the date of registration;

(b)                                 all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address, from two years after they have been recorded;

(c)                                  all share certificates which have been cancelled from one year after the date of the cancellation;

(d)                                 all paid dividend warrants and cheques from one year after the date of actual payment; and

(e)                                  all proxy notices from one year after the end of the meeting to which the proxy notice relates.

70.2         If the company destroys a document in good faith, in accordance with the articles, and without notice of any claim to which that document may be relevant, it is conclusively presumed in favour of the company that:

(a)                                  entries in the register purporting to have been made on the basis of an instrument of transfer or other document so destroyed were duly and properly made;

(b)                                 any instrument of transfer so destroyed was a valid and effective instrument duly and properly registered;

(c)                                  any share certificate so destroyed was a valid and effective certificate duly and properly cancelled; and

(d)                                 any other document so destroyed was a valid and effective document in accordance with its recorded particulars in the books or records of the company.

70.3         This article does not impose on the company any liability which it would not otherwise have if it destroys any document before the time at which this article permits it to do so.

70.4         In this article, references to the destruction of any document include a reference to its being disposed of in any manner.

71.          CERTIFICATION

71.1         Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)                                  any document comprising or affecting the constitution of the company, whether in hard copy form or in electronic form;

(b)                                 any resolution passed by the company, the holders of any class of shares in the capital of the company, the directors or any committee of the directors, whether in hard copy form or in electronic form; and

(c)                                  any book, record and document relating to the business of the company, whether in hard copy form or in electronic form (including, without limitation, the accounts).

71.2         If certified in this way, a document purporting to be a copy of a resolution, or the minutes of or an extract from the minutes of a meeting of the company, the holders of any class of shares in the capital of the company, the directors or a committee of the directors, whether in hard copy form or in electronic form, shall be conclusive evidence in favour of all persons dealing with the company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

72.          PROVISION FOR EMPLOYEES ON CESSATION OF BUSINESS

72.1         The directors may make provision for the benefit of any persons employed or formerly employed by the company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the company or any subsidiary.  Any such provision shall be made by a resolution of the directors in accordance with section 247 of the Companies Act 2006.

DIRECTORS’ INDEMNITY AND INSURANCE

73.          INDEMNITY

73.1         Subject to the provisions of the Companies Act 2006,  every director or other officer of the company (other than any person (whether an officer or not) engaged by the company as auditor) shall be indemnified out of the assets of the company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the company, provided that this article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this article, or any element of it, to be treated as void under the Companies Act 2006.

73.2         Article 73.1 is without prejudice to any indemnity to which the person concerned may otherwise be entitled

74.          INSURANCE

74.1         Without prejudice to the provisions of article 73.1, the directors may exercise all the powers of the company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)                                 a director, other officer, employee or auditor of the company, or any body which is or was the holding company or subsidiary undertaking of the company, or in which the company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)                                 a trustee of any pension fund in which employees of the company or any other body referred to in paragraph (a) of this article is or has been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

75.          WINDING UP

75.1         If the company is wound up, the liquidator may, with the sanction of a special resolution of the company and any other sanction required by the Companies Acts, divide the whole or any part of the assets of the company among the members in specie.  The liquidator may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.